Exhibit 10.5

SUBORDINATED UNSECURED PROMISSORY NOTE

$ 4,500,000.00	Los Angeles, California

March 10, 2015

FOR VALUE RECEIVED, B. RILEY FINANCIAL, INC. (“Maker”) promises to pay to RILEY INVESTMENT PARTNERS, L.P. (“Payee"), the principal sum of Four Million Five Hundred Thousand Dollars ($4,500,000.00) (the “Principal Sum”), together with (a) interest from the date of this Note on the unpaid principal balance at a rate equal to ten percent (10%) per annum (“Interest”), and (b) the Success Fee (defined below), the Interest and the Success Fee being subject to the Interest/Success Fee Cap (defined below), as more specifically set forth below. Hereinafter, the term “Note” shall mean this Subordinated Unsecured Promissory Note.

1.          The Principal Sum, together with the accrued and unpaid Interest and the Success Fee, shall be payable on March 9, 2016 (the “Maturity Date”).

2.          To the fullest extent permitted by applicable law, any of the Principal Sum and/or Interest not paid when due shall bear interest (commencing on the date such Principal Sum and/or Interest became so due) at the Default Rate (defined below) until paid in full. For purposes of this Note, the term “Default Rate” shall mean the lesser of fifteen percent (15%) per annum or the maximum rate permitted by applicable law.

3.          Notwithstanding anything to the contrary set forth in this Note, in addition to Maker’s obligation to pay to Payee the Principal Sum and the Interest, Maker shall pay to Payee twenty percent (20%) of the net profit earned by Maker in connection with a designated liquidation transaction (the “Success Fee”). Further, notwithstanding anything to the contrary set forth in this Note and separate and apart from Maker’s obligation to pay to Payee the Principal Sum, under no circumstances shall Maker be obligated to pay to Payee any portion of the combined amount for Interest and the Success Fee which exceeds twelve percent (12%) of the Principal Sum (the “Interest/Success Fee Cap”). To the extent there is no net profit earned by Maker in connection with such designated liquidation transaction, Maker shall not be obligated to pay to Payee the Success Fee but shall remain obligated to pay to Payee the Interest due and payable under this Note.

4.          Subject to the WF Subordination Provisions (defined below) and the Third Party Subordination Provisions (defined below), this Note may be prepaid in whole or in part at any time prior to the Maturity Date by Maker without penalty. Any and all such prepayments shall be applied first to any unpaid fees, costs and expenses under this Note, then to accrued Interest to the date of the prepayment on the amount prepaid, then to the Success Fee and then to the unpaid Principal Sum.

5.          Time is of the'essence of this Note.

6.          To the fullest extent permitted by applicable law, Maker, for itself and its legal representatives, successors and assigns, expressly waives demand, presentment, protest notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

7.          No provision of this Note and no right or benefit of Payee under this Note may be waived, nor may Maker be released from any obligation or liability under this Note, except by a writing duly executed by an authorized representative of Payee. Payee’s waiver of any provision of this Note shall not be deemed, nor shall it constitute, a continuing waiver of the same provision or a waiver of any other provisions of this Note, whether or not similar.

8.          If any payment under this Note shall be specified to be made upon a day which is not a Business Day (defined below), it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest in connection with such payment. For purposes of this Note, the term “Business Day” shall mean any day which is not a Saturday, Sunday or a federally-recognized public holiday in the United States.

9.          Notwithstanding anything to the contrary in the foregoing, (a) if Maker has received a written demand for payment from Wells Fargo Bank, National Association, successor by merger to Wells Fargo Retail Finance, LLC (“Wells Fargo”) under that certain Third Amended and Restated Guaranty  dated July 15, 2013, as may be amended from time to time, by and among Wells Fargo, Maker (formerly known as Great American Group, Inc.), and Great American Group, LLC (“GAGLLC”), whereby Maker and GAGLLC each jointly and severally guaranteed unconditional to Wells Fargo the payment and/or performance of certain obligations of Great American Group WF, LLC (“GAGWF”) and certain other affiliates of GAGWF, including GA Retail, Inc. (“GAR”) (GAGWF, GAR and such other affiliates collectively, “Borrower”), which are parties to and under that certain Second Amended and Restated Credit Agreement dated July 15, 2013, as amended and as may be further amended from time to time (the “Credit Agreement”), so long as such written demand for payment has not been withdrawn by Wells Fargo, or (b) if a bankruptcy proceeding or assignment for the benefit of creditors is commenced with respect to Maker, GAGLLC, or Borrower, or any other action or proceeding is commenced by or against Maker, GAGLLC, or Borrower for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions (each, an “Insolvency Proceeding”), so long as such Insolvency Proceeding continues to be maintained with respect to Maker, GAGLLC, or Borrower, as applicable (such period, the “Blockage Period”), Maker shall not be entitled to make, and Payee shall not be entitled to accept and retain, payments in respect of the indebtedness evidenced by this Note, until the time when all indebtedness of Borrower to Wells Fargo evidenced by the Credit Agreement, whether for principal, interest (including, without limitation, interest that but for the filing of a case in bankruptcy with respect to Borrower would accrue on such indebtedness), fees, expenses or otherwise, whether now existing or hereafter incurred or created between Borrower and Wells Fargo, and whether incurred by Borrower as principal, acceptor, surety, indorser, guarantor, accommodation party or otherwise (all such indebtedness and other obligations, the “Senior Obligations”) shall have been paid in full (excluding any and all continuing indemnification and tax obligations) in immediately available funds to Wells Fargo, all letters of credit issued by Wells Fargo (or an affiliate thereof) for the account of Borrower under the Credit Agreement shall have been terminated or cash collateralized in form and substance satisfactory to Wells Fargo, and the Credit Agreement (other than the provisions thereof which expressly by their terms survive termination) shall have been terminated (the “Senior Obligations Termination Date”).

10.         So long as a Blockage Period has been commenced and is continuing, Payee will not ask, demand or sue for, any portion of the indebtedness evidenced by this Note, until the earliest to occur of (a) the acceleration of the Senior Obligations, (b) the commencement of an Insolvency Proceeding, and (c) the Senior Obligations Termination Date.

11.         Payee shall hold any money and/or other property received by Payee from Maker during any Blockage Period in trust for Wells Fargo and promptly after receipt, deliver such money and other property to Wells Fargo according to Wells Fargo's instructions until the Senior Obligations Termination Date. If any such money or other property is received by Payee for application to this Note during the Blockage Period and held in trust for Wells Fargo, such money or other property shall first be used to satisfy the Senior Obligations until paid in full, and second, ratably, to satisfy the obligations under this Note and the notes issued by Maker to Other Payees as of the date hereof. All such money or other property that is so delivered to Wells Fargo during a Blockage Period for application to the Senior Obligations shall be deemed to have been paid directly to Wells Fargo and shall not constitute a payment in respect of the indebtedness evidenced by this Note.

12.         In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets or securities of Maker or the proceeds thereof, to creditors of Maker, in connection with an Insolvency Proceeding with respect to Maker or Borrower, then and in any such event any payment or distribution of any kind or character either in cash, securities or other property, which shall be payable or deliverable upon or with respect to this Note shall be paid or delivered directly to Wells Fargo for application to payment of the Senior Obligations in such order as Wells Fargo may elect, until the Senior Obligations Termination Date has occurred.

13.         No payment or distribution by Payee to Wells Fargo pursuant to the WF Subordination Provisions shall entitle Payee to exercise any right of subrogation in respect thereof until the Senior Obligations Termination Date.

14.         The WF Subordination Provisions shall remain in full force and effect irrespective of: (a) any lack of validity or enforceability of any agreement or instrument evidencing or relating to the Senior Obligations; (b) any change in the time, manner or place of payment of, the security for, or in any other term of, all or any of the Senior Obligations, or any other extension, renewal, amendment, waiver, refinancing or restructuring of, or any consent to any departure from, any of the Senior Obligations or any agreement or instrument evidencing or relating to the Senior Obligations; (c) any sale, release, exchange or non-perfection of any or all of the Senior Obligations or any security therefor; and (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Maker, GAGLLC or Borrower. The WF Subordination Provisions shall remain in full force and effect until the earlier of the occurrence of the Senior Obligations Termination or the repayment in full of the indebtedness evidenced by this Note. The WF Subordination Provisions shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Obligations is rescinded or must otherwise be returned in whole or in part by Wells Fargo upon the insolvency, bankruptcy or reorganization or other similar proceeding instituted by or against Maker, GAGLLC or Borrower and the indebtedness evidenced by this Note remain outstanding, all as though such payment had not been made.

15.         For purposes of this Note, the term “WF Subordination Provisions” shall mean Section 9, Section 10, Section 11, Section 12, Section 13 and Section 14 of this Note.

16.         To the extent Maker is indebted to any other Person (defined below) other than Wells Fargo, and as and to the extent required by the documents which govern the repayment of such indebtedness, Maker shall not be entitled to make, and Payee shall not be entitled to accept and retain, payments in respect of such indebtedness to such other Person until the time when all indebtedness of Maker to such other Person, whether for principal, interest, fees, expenses or otherwise, whether now existing or hereafter incurred, shall have been paid in full (such indebtedness to such other Persons, the “Third Party Senior Obligations”). For purposes of this Note, the term “Person” shall mean an individual, trust, estate, association, corporation, limited liability company or other entity, whether domestic or foreign. The subordination provisions set forth in this Section shall be referred to herein as the “Third Party Subordination Provisions”.

17.         This Note shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to the principles of conflicts of laws.

18.         The courts of the United States and the State of California located in the County of Los Angeles in the State of California shall have exclusive jurisdiction over any suit, action or proceeding arising directly or indirectly from or otherwise related to this Note. Maker hereby irrevocably consents to such jurisdiction.

19.         In the event of any litigation with respect to the obligations evidenced by this Note, Maker waives the right to a trial by jury, all rights of setoff and rights to interpose permissive counterclaims and cross claims.

20.         Payee, at any time and without the consent of Maker, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to this Note. Payee shall notify Maker after the completion of a sale, transfer or assignment of One Hundred Percent (100%) of Payee’s right, title and interest in and to this Note. Maker shall not have the right to assign or otherwise transfer this Note or any of its obligations or liabilities under this Note without the prior written consent of Payee, which consent Payee may withhold in its sole and absolute discretion. Any permitted transferee of this Note shall be bound by the terms and conditions of this Note, including the WF Subordination Provisions and the Third Party Subordination Provisions, to the same extent as the transferring party.

21.         The WF Subordination Provisions and the Third Party Subordination Provisions are for the purpose of defining the relative rights of the holders of the Senior Obligations and the Third Party Senior Obligations (as the case may be), on the one hand, and Payee, on the other hand, and, subject only to the WF Subordination Provisions and the Third Party Subordination Provisions, nothing herein shall impair, as between Maker and Payee, the obligation of Maker under this Note, which is unconditional and absolute, to pay to Payee the principal hereof, interest thereon and all other indebtedness evidenced by this Note in accordance with the terms hereof, nor shall anything herein prevent Payee from exercising any remedies otherwise permitted by applicable law or upon default hereunder.

22.         This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by Maker and Payee.

23.         This Note shall be binding upon Maker and the successors and assigns of Maker and inure to the benefit of the Payee and the Payee's successors and assigns.

24.         If any term of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

25.         Wells Fargo is an express third party beneficiary of the WF Subordination Provisions, and shall have the right to enforce such WF Subordination Provisions in accordance with the terms thereof.

26.         This Note contains the entire understanding between Maker and Payee concerning the subject matter of this Note and supersedes and replaces all prior understandings and agreements, whether oral or written, express or implied, between them respecting the subject matter of the Note.

[SIGNATURE PAGE TO SUBORDINATED UNSECURED PROMISSORY NOTE FOLLOWS]

IN WITNESS WHEREOF, the undersigned Maker has executed this Note as of the date first written above.

“MAKER”

B. RILEY FINANCIAL, INC.

a Delaware corporation

/s/ Phillip J. Ahn
(Authorized Signature)

Phillip J. Ahn
(Name)

CFO & COO
(Title)

[SIGNATURE PAGE TO SUBORDINATED UNSECURED PROMISSORY NOTE]

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